Sub-Item 77Q(1) - Copies of any new or amended investment advisory contracts

On March 25, 2009, Motley Fool Funds Trust entered into an
Investment Advisory Agreement with Motley Fool Asset
Management, LLC dated June 15, 2009.  A copy of the
Investment Advisory Agreement is incorporated herein by reference to Exhibit 28(d) of Post Effective Amendment No.
6 to the Registrant's Registration Statement on Form N-1A filed with the SEC on December 23, 2009.

On March 25, 2009, Motley Fool Funds Trust entered into an
Expense Limitation and Reimbursement Agreement with Motley
Fool Asset Management, LLC dated June 15, 2009. A copy of the Expense Limitation and Reimbursement Agreement is incorporated herein by reference to Exhibit 28(h)(3) of Post Effective Amendment No. 6 to the Registrant's
Registration Statement on Form N-1A filed with the SEC on December 23, 2009.